NEWS RELEASE
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For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro	Scott Eckstein
Chairman & CEO	Analysts/Investors
(312) 346-8100	(212) 827-3766
seckstein@mww.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, OCTOBER 27, 2011

OLD REPUBLIC REPORTS FINANCIAL RESULTS FOR THE FIRST NINE MONTHS OF 2011

CHICAGO – October 27, 2011 – Old Republic International Corporation (NYSE: ORI), today reported the following results for the third quarter and first nine months of 2011:

Financial Highlights
(Unaudited; All amounts in this report are in millions except per share data and percentages)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Operating Revenues	$1,129.0	$982.6	14.9%	$3,350.1	$2,847.6	17.6%
Net Operating Income (Loss)	(109.3)	(41.4)	-163.5	(190.8)	(8.2)	N/M
Net Income (Loss)	$(116.5)	$(38.9)	-198.9%	$(195.7)	$43.5	N/M %
Diluted Earnings Per Share:
Net Operating Income (Loss)	$(0.43)	$(0.17)	-152.9%	$(0.75)	$(0.04)	N/M %
Net Income (Loss)	$(0.46)	$(0.16)	-187.5%	$(0.77)	$0.18	N/M %

Cash Dividends Per Share	$0.1750	$0.1725	1.4%	$0.5250	$0.5175	1.4%
Ending Book Value Per Share				$14.98	$17.05	-12.1%

N/M: Not meaningful

Old Republic’s 2011 consolidated operations remained unprofitable in the latest quarterly and year-to-date periods, whereas much lower consolidated operating losses were sustained in the same periods of 2010. From a business segment standpoint, year-to-date comparisons among these periods reflect more positive general and title insurance operating results in 2011. Mortgage guaranty performance, however, has continued to deteriorate as incurred claim costs have exacted a greater toll on Old Republic’s overall bottom line.

Old Republic International Corporation

Financial data for the third quarter and first nine months of 2011 includes the accounts of PMA Capital Corporation (“PMA”) whose merger with Old Republic occurred on October 1, 2010. The addition of PMA-related accounts in this year’s third quarter and first nine months had a positive effect on consolidated operating revenues of $144.2 and $423.7, and on net operating results of $3.8 and $15.0, for the respective periods.

Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below.

	Quarters Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Operating revenues:
General insurance	$647.0	$501.1	29.1%	$1,885.2	$1,448.7	30.1%
Mortgage guaranty	125.9	142.4	-11.6	385.4	455.1	-15.3
Title insurance	337.7	318.7	5.9	1,012.3	874.3	15.8
Corporate and other	18.4	20.2	-9.2	67.0	69.4	-3.4
Total	$1,129.0	$982.6	14.9%	$3,350.1	$2,847.6	17.6%
Pretax operating income (loss):
General insurance	$64.7	$25.8	149.9%	$204.2	$124.5	64.1%
Mortgage guaranty	(237.8)	(94.0)	-152.9	(514.9)	(150.3)	-242.4
Title insurance	9.6	5.7	67.6	17.8	1.1	N/M
Corporate and other	(3.6)	(2.2)	-64.3	(11.1)	(3.6)	-207.6
Sub-total	(167.1)	(64.6)	-158.6	(303.9)	(28.3)	N/M
Realized investment gains (losses):
From sales	26.5	5.1		38.1	80.9
From impairments	(42.1)	(1.2)		(50.2)	(1.2)
Net realized investment gains (losses)	(15.5)	3.8	N/M	(12.0)	79.7	-115.1
Consolidated pretax income (loss)	(182.7)	(60.7)	-200.7	(316.0)	51.3	N/M
Income taxes (credits)	(66.1)	(21.7)	-203.8	(120.2)	7.8	N/M
Net income (loss)	$(116.5)	$(38.9)	-198.9%	$(195.7)	$43.5	N/M %

Consolidated underwriting ratio:
Benefits and claim ratio	72.8%	68.3%	69.0%	62.9%
Expense ratio	50.1	48.3	48.4	48.2
Composite ratio	122.9%	116.6%	117.4%	111.1%

Diluted earnings per share:
Net operating income (loss)	$(0.43)	$(0.17)		$(0.75)	$(0.04)
Net realized investment gains (losses)	(0.03)	0.01		(0.02)	0.22
Net income (loss)	$(0.46)	$(0.16)		$(0.77)	$0.18

Cash dividends paid per share	$0.1750	$0.1725	1.4%	$0.5250	$0.5175	1.4%

Components of diluted
earnings per share:
Net operating income (loss):
General insurance	$0.18	$0.07	$0.56	$0.37
Mortgage guaranty	(0.62)	(0.26)	(1.32)	(0.40)
Title insurance	0.02	0.02	0.05	-
Corporate and other	(0.01)	-	(0.04)	(0.01)
Subtotal	(0.43)	(0.17)	(0.75)	(0.04)
Net realized investment gains (losses)	(0.03)	0.01	(0.02)	0.22
Net income (loss)	$(0.46)	$(0.16)	$(0.77)	$0.18

N/M: Not meaningful

Old Republic International Corporation

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The preceding tables therefore show both operating and net income or loss to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. The composition of such realized gains or losses follows:

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Realized gains (losses) from sales of
previously impaired securities:
Actual tax basis (loss) on sales	$-	$-	$-	$(44.0)
Accounting adjustment for impairment
charges taken in prior periods	-	-	.4	71.9
Net amount included herein	-	-	.4	27.9
Net realized gains from sales of all other securities	26.5	5.1	37.7	53.0
Net gain (loss) from actual sales	26.5	5.1	38.1	80.9
Net realized losses from impairments	(42.1)	(1.2)	(50.2)	(1.2)
Net realized investment gains (losses) reported herein	$(15.5)	$3.8	$(12.0)	$79.7

General Insurance Results – Operating earnings for 2011’s third quarter and first nine months were affected positively by moderately lower claim costs and the above-noted inclusion of PMA’s accounts. Key indicators of year-over-year performance follow:

	General Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Net premiums earned	$550.0	$435.0	26.4%	$1,601.4	$1,247.9	28.3%
Net investment income	67.5	63.6	6.2	202.2	192.9	4.8
Benefits and claim costs	401.8	353.0	13.8	1,159.9	962.3	20.5
Pretax operating income (loss)	$64.7	$25.8	149.9%	$204.2	$124.5	64.1%

Claim ratio	73.1%	81.2%	72.4%	77.1%
Expense ratio	25.9	26.1	25.9	26.9
Composite ratio	99.0%	107.3%	98.3%	104.0%

Third quarter, 2011 inclusion of the PMA-related accounts resulted in approximate increases of $112.5 in net premiums earned, $4.7 in net investment income, $82.7 in benefits and claims costs, and $5.8 in pretax operating income. For the first nine months of this year these amounts were $335.1, $13.6, $240.5, and $22.7, respectively. Excluding PMA’s contribution, the remainder of general insurance net premiums earned posted basically flat quarterly and year-to-date comparisons. As reported for the past several years, the combination of ongoing recessionary conditions and a soft pricing environment in the commercial insurance arena has constrained

Old Republic International Corporation

premium growth. Lessened economic activity affects such factors as insureds’ sales and employment levels, both of which are important elements upon which Old Republic’s insurance premiums are based.

Overall general insurance underwriting performance was relatively stable in the first nine months of this year. The consumer credit indemnity (“CCI”) coverage which is in temporary run-off and thus reflects only renewal premiums from 2008 and prior years’ production, continued to produce adverse but moderately lower underwriting losses. CCI claims experience consequently burdened the overall general insurance claim ratio by 1.8 and 13.8 percentage points in the third quarter of 2011 and 2010, and by 2.5 and 9.6 for the first nine months of these years, respectively.

While PMA’s merger produced a meaningful addition to general insurance consolidated invested assets, net investment income did not grow commensurably. The lower yields available for newly investable funds and the relatively short maturity configuration of the investment portfolio are impeding revenue growth from this source.

Mortgage Guaranty Results – Operating performance in this year’s third quarter and first nine months was affected negatively by higher claim costs and much lower investment income emanating from a smaller invested asset base. Key indicators of this segment’s interim results follow:

	Mortgage Guaranty Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Net premiums earned	$110.4	$120.3	-8.2%	$336.1	$385.7	-12.9%
Net investment income	15.0	20.7	-27.8	47.7	65.8	-27.6
Claim costs	298.2	215.5	38.4	794.7	542.5	46.5
Pretax operating income (loss)	$(237.8)	$(94.0)	-152.9%	$(514.9)	$(150.3)	-242.4%

Claim ratio	270.0%	179.1%	236.4%	140.6%
Expense ratio	47.3	14.8	26.0	14.0
Composite ratio	317.3%	193.9%	262.4%	154.6%

In the first nine months of 2010, Old Republic’s mortgage guaranty subsidiaries had negotiated the terminations of various captive reinsurance and pool insurance contracts. From a financial accounting standpoint, premiums obtained upon terminations of captive reinsurance agreements are recognized as income when they are received rather than being deferred to future periods when the related claim costs are expected to arise. On the other hand terminations of pool insurance contracts cause a reduction of incurred claims due to the positive effect of reserves transferred, but negative cash flows ensue. As a result of these transactions, net premiums earned for the first nine months of 2010 were enhanced by $13.4, net losses incurred were reduced by $51.8, and net operating cash outflows of $173.6 were sustained. No similarly significant transactions have occurred during 2011.

Since the advent of the current economic crisis, new mortgage guaranty production has not added significantly to the Company’s net risk in force base. Ongoing weakness from the downturn in overall mortgage originations, lower industry-wide penetration of the nation's current mortgage market, and the effects of more selective underwriting guidelines employed since late 2007 have been contributing factors. Together with premium refunds related to claim rescissions and the above-noted termination of pool insurance contracts which effectively ended

Old Republic International Corporation

subsequent periods' premium inflows, these factors led to a continued decline in earned premiums in the latest quarterly and year-to-date periods.

Net investment income dropped as a result of the lower invested asset base brought about by the aggregate effect of higher claim disbursements, lower premium volume, termination of insured mortgage pools, and a low yield environment for quality securities to which the investment portfolio is directed.

The above-noted impact of captive and pool transactions on 2010 premiums and claims notwithstanding, recurring mortgage guaranty claim costs rose by 38.4 percent and 33.7 percent in this year’s third quarter and first nine months, respectively. While newly reported defaults have continued in a downtrend, other offsetting factors have led to these higher costs. The combination of higher claim payments, reduced levels of actual and estimated claim rescissions or denials on new and previously reported defaults, and moderately higher claim severity is most accountable for the upward pressure on 2011 incurred claim costs. The following table shows the major components of the resulting claim ratios inclusive of the above-noted effects of captive reinsurance and pool insurance contract terminations for the periods shown.

		Mortgage Guaranty Group
		Quarters Ended		Nine Months Ended
		September 30,		September 30,
		2011	2010	2011	2010
	Components of incurred claim ratio as a
	percent of earned premiums:
	Paid claims:
	Excluding captive and pool transactions	252.4%	247.6%	253.5%	164.9%
	Captive and pool transactions	-	-102.4	-0.9	42.3
	Paid claim ratio	252.4	145.2	252.6	207.2
	Claim reserve provisions:
	Excluding captive and pool transactions	17.6	-64.5	-16.5	-5.3
	Captive and pool transactions	-	98.4	0.3	-61.3
	Claim reserve provision ratio	17.6	33.9	-16.2	-66.6
Incurred claim ratio:	As reported	270.0%	179.1%	236.4%	140.6%
	Excluding captive
	and pool transactions	270.0%	183.1%	237.0%	159.6%

Recurring production and other expenses declined slightly during 2011. From an expense ratio standpoint, however, the beneficial effect of this decline was largely negated by ongoing reductions in the earned premium base, from a third quarter 2011 accrual of employment severance and similar costs ($5.3), and from elimination ($29.1) of previously deferred acquisition costs no longer deemed recoverable in future run-off periods. The segment’s expenses also include a third quarter 2011 write-off of the historical goodwill balance of $10.7.

As noted in prior periods’ reports, the Company’s flagship mortgage guaranty insurance carrier had been operating pursuant to a waiver of minimum state regulatory capital requirements since late 2009. This waiver expired on August 31, 2011. As a consequence, underwriting of new policies ceased and the existing book of business was voluntarily placed in run-off operating mode. In these circumstances the run-off will devolve within constraints of Old Republic’s investment in the segment ($296.6), thereby limiting ORI’s possible future economic loss to this amount. Should this capital investment become fully depleted, the loss would represent 7.7 percent of

Old Republic International Corporation

Old Republic’s consolidated shareholders’ equity or $1.16 per share outstanding at September 30, 2011.

The Company’s standard model of projected results extending through 2020 continues to reflect ultimate profitability for the aggregate run-off book of business. While the establishment of a premium deficiency reserve is therefore unwarranted, the model nonetheless contemplates that this year’s fourth quarter and years 2012-2013 will more likely than not reflect an operating loss. In this eventuality, capital committed to the flagship carrier (approximately $155.7, or $0.61 per ORI share outstanding at September 30, 2011), will continue on a path toward full depletion in relatively short order. In anticipation of this most likely turn of events, the Company is considering alternative run-off approaches to the achievement of its loss limiting objective. Implementation of any run-off plan will require approval by the North Carolina Department of Insurance as regulator of the flagship carrier.

The construction of any model of future quarterly and annual performance is predicated on a number of assumptions and is highly sensitive to a wide range of estimates. Many of the assumptions and estimates consider the conflicted interests of insured lending institutions, as well as general economic and industry-specific trends and occurrences over which the Company has no control. Importantly, the model cannot address with certainty the evolving or future social and economic policies of the U. S. Government vis-a-vis such critical sectors as the banking, mortgage lending, and housing industries, as well as its policies pertaining to financial intermediaries such as Fannie Mae and Freddie Mac.

Recent years’ poor mortgage guaranty results notwithstanding, Old Republic maintains a long-term strategic interest in this line of insurance. With necessary enterprise risk management revisions to the existing business model, it anticipates re-activating this segment by directing new premium production to a separately held and capitalized subsidiary. Achievement of this objective will depend largely on the requisite approvals of the Company’s state insurance regulator and its two major policyholders, Fannie Mae and Freddie Mac. At this juncture, however, there is no assurance whether or when this planned re-activation of the business will occur.

Title Insurance Results – Old Republic’s title insurance business continued to portray the positive operating momentum that first emerged in the second quarter of 2009. Key performance indicators are shown below:

	Title Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Net premiums and fees earned	$330.4	$311.8	6.0%	$990.3	$853.6	16.0%
Net investment income	6.7	6.5	3.3	20.3	19.8	2.7
Claim costs	25.6	26.0	-1.5	76.7	66.8	14.8%
Pretax operating income (loss)	$9.6	$5.7	67.6%	$17.8	$1.1	N/M

Claim ratio	7.8%	8.3%	7.8%	7.8%
Expense ratio	91.0	91.9	92.1	94.4
Composite ratio	98.8%	100.2%	99.9%	102.2%

Old Republic International Corporation

Continued growth in premiums and fees benefitted mostly from market share gains emanating from title industry dislocations and consolidation during the past three years or so. The claim ratio for this year’s first nine months was essentially unchanged from the prior year’s level. While production and other expenses rose by 5.4 percent and 13.8 percent quarter-over-quarter and for the year-to-date period, respectively, the increase was lower than the 6.0 percent and 16.0 percent growth in premiums and fees revenues for these periods.

Corporate and Other Operations – The Company’s small life and health business and the net costs associated with the parent holding company and its internal services subsidiaries produced losses for 2011 and 2010 interim periods. Variations in the results posted by these relatively minor elements of Old Republic’s operations usually stem from volatility inherent to the small scale of its life and health business, fluctuations in the costs of external debt, and net interest expenses on intra-system financing arrangements.

	Corporate and Other Operations
	Quarters Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Life & health premiums earned	$16.2	$18.1	-10.2%	$59.9	$61.9	-3.2%
Net investment income	1.4	1.7	-14.9	5.1	5.3	-2.7
Other income	.6	.3	72.9	1.8	2.0	-10.3
Benefits and claim costs	7.6	10.2	-25.2	29.9	31.6	-5.3
Insurance expenses	8.7	10.1	-13.7	32.3	33.2	-2.8
Corporate and other expenses-net	5.6	2.0	171.7	15.8	8.1	96.1
Pretax operating income (loss)	$(3.6)	$(2.2)	-64.3%	$(11.1)	$(3.6)	-207.6%

Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic's consolidated cash and invested assets as well as shareholders' equity accounts at the dates shown:

			End of		% Change
		September	December	September	Sept '11	Sept 11'
		2011	2010	2010	Dec '10	Sept 10'
Cash and invested assets:	Fair value basis	$10,642.8	$10,490.7	$9,944.5	1.4%	7.0%
	Original cost basis	$10,156.5	$10,015.1	$9,302.7	1.4%	9.2%

Shareholders’ equity:	Total	$3,827.9	$4,121.4	$4,037.7	-7.1%	-5.2%
	Per common share	$14.98	$16.16	$17.05	-7.3%	-12.1%

Composition of shareholders’ equity per share:
Equity before items below		$13.07	$14.36	$14.65	-9.0%	-10.8%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.91	1.80	2.40
Total		$14.98	$16.16	$17.05	-7.3%	-12.1%

Consolidated cash flow from operating activities produced deficits of $127.6 and $172.9 for the first nine months of 2011 and 2010, respectively.

The consolidated investment portfolio reflects a current allocation of approximately 82 percent to fixed-maturity securities and 5 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives. These are intended to assure solid

Old Republic International Corporation

funding of its insurance subsidiaries’ long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of capital accounts.

The investment portfolio contains no significant direct insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Old Republic's equity investments at September 30, 2011 include common stock holdings fair valued at an aggregate of $25.3 for two publicly held mortgage guaranty businesses (MGIC Investment Corp. and The PMI Group). These securities were acquired in 2007 and 2008 as passive long-term investment additions to a core segment of Old Republic’s business. These holdings were written down to their current aggregate fair values through impairments recorded between 2008 and September, 2011.

Substantially all changes in Old Republic’s shareholders’ equity account reflect the net income or loss, dividend payments to shareholders, and variations in market values of invested assets during the periods shown below:

	Shareholders’ Equity Per Share
	Quarter Ended	Nine Months Ended
	September 30,	September 30,
	2011	2011	2010
Beginning balance	$15.56	$16.16	$16.49
Changes in shareholders’ equity:
Net operating income (loss)	(0.43)	(0.75)	(0.04)
Net realized investment gains (losses):
From sales	0.08	0.11	0.22
From impairments	(0.11)	(0.13)	-
Subtotal	(0.03)	(0.02)	0.22
Net unrealized investment gains (losses)	0.12	0.15	0.89
Total realized and unrealized investment gains (losses)	0.09	0.13	1.11
Cash dividends	(0.17)	(0.52)	(0.52)
Stock issuance, foreign exchange, and other transactions	(0.07)	(0.04)	0.01
Net change	(0.58)	(1.18)	0.56
Ending balance	$14.98	$14.98	$17.05

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today, to discuss its third quarter 2011 performance and to review major operating trends and business developments. To access this call, please log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 877-870-5176, passcode 9274894, which will be available through November 3, 2011. The replay will also be available on Old Republic International’s website through November 27, 2011.

Old Republic International Corporation

Financial Supplement
A financial supplement to this news release is available on the Company's website.

About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $15.99 billion and shareholders’ equity of $3.82 billion or $14.98 per share. Its current stock market valuation is approximately $2.56 billion, or $9.91 per share.

The nature of Old Republic’s business requires that it be managed for the long run. For the 25 years ended in 2010, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 9.4 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.9 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 11.4 percent per share, and the regular cash dividend has grown at a 10.2 percent annual compound rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 91 companies, out of 10,000-plus publicly held U.S. corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Safe Harbor Statement

Old Republic International Corporation

Old Republic International Corporation
Summary Financial Statements and Common Stock Statistics (Unaudited)
September 30,	December 31,	September 30,
SUMMARY BALANCE SHEETS:	2011	2010	2010
Assets:
Cash and fixed maturity securities	$9,996.1	$9,663.6	$9,190.9
Equity securities	495.2	672.4	619.5
Other invested assets	151.4	154.7	134.1
Cash and invested assets	10,642.8	10,490.7	9,944.5
Accounts and premiums receivable	1,081.7	1,022.9	778.3
Federal income tax recoverable:	Current	56.9	44.6	7.8
Deferred	119.6	45.3	-
Reinsurance balances recoverable	3,197.0	3,262.5	2,467.8
Prepaid federal income taxes	1.0	102.9	102.9
Sundry assets	899.8	913.4	693.2
Total	$15,999.1	$15,882.7	$13,994.8
Liabilities and Shareholders’ Equity:
Policy liabilities	$1,512.6	$1,424.9	$1,241.6
Benefit and claim reserves	8,668.0	8,814.6	7,465.8
Federal income tax payable:	Deferred	-	-	155.2
Debt	912.8	475.0	346.4
Sundry liabilities	1,077.5	1,046.7	747.8
Shareholders’ equity	3,827.9	4,121.4	4,037.7
Total	$15,999.1	$15,882.7	$13,994.8

		Quarters Ended		Nine Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	September 30,		September 30,		September 30,
		2011	2010	2011	2010	2011	2010
	Net premiums and fees earned	$1,007.2	$885.4	$2,988.0	$2,549.3	$4,012.1	$3,410.3
	Net investment income	90.8	92.6	275.5	284.0	370.5	383.5
	Other income	31.0	4.5	86.6	14.2	113.3	19.0
	Net realized investment gains (losses)	(15.5)	3.8	(12.0)	79.7	17.3	86.6
	Total revenues	1,113.5	986.5	3,338.0	2,927.3	4,513.4	3,899.5
	Benefits and claims	733.3	604.9	2,061.3	1,603.3	2,723.3	2,239.4
	Sales and other expenses	562.8	442.4	1,592.7	1,272.5	2,129.8	1,674.7
	Total expenses	1,296.2	1,047.3	3,654.0	2,875.9	4,853.1	3,914.2
	Pretax income (loss)	(182.7)	(60.7)	(316.0)	51.3	(339.7)	(14.6)
	Income taxes (credits)	(66.1)	(21.7)	(120.2)	7.8	(130.5)	(21.3)
	Net income (loss)	$(116.5)	$(38.9)	$(195.7)	$43.5	$(209.1)	$6.7

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$(.46)	(.16)	$(.77)	$.18	$(.82)	$.03
	Diluted	$(.46)	(.16)	$(.77)	$.18	$(.82)	$.03
	Components of earnings per share:
	Basic, net operating income (loss)	$(.43)	$(.17)	$(.75)	$(.04)	$(.88)	$(.21)
	Realized investment gains (losses)	(.03)	.01	(.02)	.22	.06	.24
	Basic net income (loss)	$(.46)	$(.16)	$(.77)	$.18	$(.82)	$.03
	Diluted, net operating income (loss)	$(.43)	$(.17)	$(.75)	$(.04)	$(.88)	$(.21)
	Realized investment gains (losses)	(.03)	.01	(.02)	.22	.06	.24
	Diluted net income (loss)	$(.46)	$(.16)	$(.77)	$.18	$(.82)	$.03
	Cash dividends on common stock	$.1750	$.1725	$.5250	$.5175	$.6975	$.6875
	Book value per share					$14.98	$17.05
	Common shares outstanding:
	Average basic	255,137,235	236,697,304	254,961,965	236,552,548	254,877,233	236,477,019
	Average diluted	255,137,235	236,697,304	254,961,965	236,708,140	254,877,233	236,608,442
	Actual, end of period					255,525,554	236,773,292

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$(116.5)	$(38.9)	$(195.7)	$43.5	$(209.1)	$6.7
	Post-tax net unrealized gains (losses)	30.0	128.4	39.2	210.0	(68.9)	218.3
	Other adjustments	(15.2)	2.7	(11.4)	4.0	(11.9)	6.0
	Net adjustments	14.8	131.2	27.8	214.0	(80.9)	224.4
	Comprehensive income (loss)	$(101.7)	$92.2	$(167.9)	$257.5	$(290.1)	$231.1

Old Republic International Corporation

Old Republic International Corporation
Segmented Operating Summary (Unaudited)

	Net							Pretax	Composite
	Premiums	Net				Sales &		Operating	Under-
	& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
	Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended September 30, 2011

General	$550.0	$67.5	$29.4	$647.0	$401.8	$180.4	$582.3	$64.7	99.0%
Mortgage	110.4	15.0	.4	125.9	298.2	65.5	363.7	(237.8)	317.3
Title	330.4	6.7	.5	337.7	25.6	302.4	328.0	9.6	98.8
Other	16.2	1.4	.6	18.4	7.6	14.3	22.0	(3.6)	-
Consolidated	$1,007.2	$90.8	$31.0	$1,129.0	$733.3	$562.8	$1,296.2	$(167.1)	122.9%

Quarter Ended September 30, 2010

General	$435.0	$63.6	$2.5	$501.1	$353.0	$122.2	$475.2	$25.8	107.3%
Mortgage	120.3	20.7	1.3	142.4	215.5	20.9	236.5	(94.0)	193.9
Title	311.8	6.5	.3	318.7	26.0	286.9	313.0	5.7	100.2
Other	18.1	1.7	.3	20.2	10.2	12.2	22.4	(2.2)	-
Consolidated	$885.4	$92.6	$4.5	$982.6	$604.9	$442.4	$1,047.3	$(64.6)	116.6%

Nine Months Ended September 30, 2011

General	$1,601.4	$202.2	$81.5	$1,885.2	$1,159.9	$521.0	$1,680.9	$204.2	98.3%
Mortgage	336.1	47.7	1.5	385.4	794.7	105.6	900.3	(514.9)	262.4
Title	990.3	20.3	1.6	1,012.3	76.7	917.7	994.5	17.8	99.9
Other	59.9	5.1	1.8	67.0	29.9	48.2	78.1	(11.1)	-
Consolidated	$2,988.0	$275.5	$86.6	$3,350.1	$2,061.3	$1,592.7	$3,654.0	$(303.9)	117.4%

Nine Months Ended September 30, 2010

General	$1,247.9	$192.9	$7.8	$1,448.7	$962.3	$361.8	$1,324.1	$124.5	104.0%
Mortgage	385.7	65.8	3.4	455.1	542.5	62.9	605.4	(150.3)	154.6
Title	853.6	19.8	.8	874.3	66.8	806.4	873.2	1.1	102.2
Other	61.9	5.3	2.0	69.4	31.6	41.4	73.0	(3.6)	-
Consolidated	$2,549.3	$284.0	$14.2	$2,847.6	$1,603.3	$1,272.5	$2,875.9	$(28.3)	111.1%

Fiscal Twelve Months Ended September 30, 2011

General	$2,135.7	$269.4	$106.3	$2,511.5	$1,559.4	$699.5	$2,258.9	$252.5	98.9%
Mortgage	449.2	66.8	2.6	518.8	1,018.3	125.7	1,144.1	(625.3)	250.1
Title	1,347.7	27.1	1.9	1,376.8	106.7	1,243.9	1,350.6	26.1	99.3
Other	79.4	7.1	2.3	88.9	38.7	60.6	99.3	(10.4)	-
Consolidated	$4,012.1	$370.5	$113.3	$4,496.0	$2,723.3	$2,129.8	$4,853.1	$(357.0)	116.1%

Fiscal Twelve Months Ended September 30, 2010

General	$1,685.6	$260.1	$10.4	$1,956.1	$1,299.6	$480.1	$1,779.8	$176.3	103.5%
Mortgage	521.8	89.3	4.9	616.1	808.9	83.5	892.5	(276.3)	168.7
Title	1,121.5	26.7	1.1	1,149.4	89.8	1,056.9	1,146.7	2.6	102.0
Other	81.3	7.2	2.5	91.1	40.9	54.1	95.0	(3.8)	-
Consolidated	$3,410.3	$383.5	$19.0	$3,812.9	$2,239.4	$1,674.7	$3,914.2	$(101.2)	113.0%

Old Republic International Corporation

Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company’s reports, press releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company’s 2010 Form 10-K annual report and Part II, Item 1A - Risk Factors, of the Company's most recent Form 10-Q quarterly report to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com